UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2019

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 1, 2019, the Cytori Therapeutics, Inc. (the “Company”) commenced restructuring activities, including reducing combined staffing in its Texas and California facilities by 46% overall, reducing its office space in San Diego, CA and streamlining and outsourcing its operations to better focus on its drug pipeline, in particular ATI-1123, in order to extend the Company’s cash resources. As a result, the Company expects to incur a restructuring charge of approximately $71,000 in connection with one-time employee termination costs, including severance and other benefits, which costs are expected to be incurred primarily in the third quarter of 2019.  The Company is not yet able to make a determination of each other major type of cost associated with the restructuring. The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ from initial estimates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2019, Gary Titus notified the Company of his intention to resign from his position as Chief Financial Officer and Secretary. He will remain with the Company in a part time role as an advisor. His resignation as Chief Financial Officer and Secretary and transition to a part time advisory role will be effective immediately.   Mr. Titus’ departure as Chief Financial Officer is not due to a dispute or disagreement with the Company or the Company’s auditors.

On July 5, 2019, the board of directors of the Company (the “Board”) approved the appointment of Alan Lins to succeed Mr. Titus as the Company’s Vice President of Finance and Controller and Mr. Lins will serve as the Company’s principal financial and accounting officer effective immediately.  Mr. Lins’ base salary will be $215,000 per year and he will be eligible for an annual incentive bonus with a target amount of 30% of his base salary.  There are no family relationships among any of the Company’s directors and executive officers. Mr. Lins does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Alan Lins joined us as Corporate Controller and Director of Finance in July 2015. Mr. Lins joined us from Graham Holdings, Inc., a publicly-held company, where he last served as Corporate Audit Sr. Manager from October 2013 to June 2015. Prior to joining Graham Holdings, Inc., Mr. Lins served as Senior Manager, Assurance at Ernst & Young, LLP for over 15 years. Mr. Lins is a certified public accountant with over 25 years’ experience in the accounting and finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: July 5, 2019	By: /s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer